Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
John Baldissera	Edward Kahn
BPC Financial Marketing	UTEK-EKMS, Inc.
800-368-1217	617-864-2100

UTEK Corporation Acquires EKMS, Inc.,

A Leading Intellectual Property Management Firm

Plant City, FL and Cambridge, MA – (BUSINESS WIRE) – December 02, 2004 - UTEK Corporation (AMEX:UTK) and EKMS, Inc. announced today that UTEK has acquired the business and assets of EKMS, Inc., a leading intellectual property management firm.

EKMS, Inc. was founded in 1986 and has become a leader in the field of strategic intellectual property (IP) management under the leadership of Edward Kahn. The EKMS team provides technical and business expertise to help companies identify, assess, protect and leverage IP assets to enhance market leadership and profitability.

EKMS has worked with many Fortune 500 companies, including IBM, Raytheon, Dow Chemical, Boston Scientific, Boeing, Dupont and Xerox. In January 2004, EKMS acquired Metrics Group, a developer of patent software and analytical tools to strengthen the firms’ ability to identify intellectual property trends and opportunities for its clients.

According to Edward Kahn, CEO of EKMS, “We are pleased to consummate the sale of EKMS; UTEK has pioneered the U2B®, market-driven technology transfer model and offers many complementary services to our core business operations. We believe that UTEK and EKMS together provide an integrated IP management solution unique to the technology-transfer marketplace and we look forward to working with their team.”

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “We think the EKMS acquisition will allow UTEK to address our client’s needs, particularly in the areas of strategic patent analysis, patent portfolio mining and technology landscape mapping. EKMS has 18 years of experience in the intellectual property field and has worked with many leading companies. We look forward to integrating and expanding their business within UTEK’s technology transfer services. In addition, their recent acquisition of Metrics Group will allow UTEK to offer an enhanced suite of patent mapping and mining software services to help our clients better understand and strategically analyze their IP portfolios.”

As a wholly owned subsidiary of UTEK, EKMS, Inc. will be known as UTEK-EKMS, Inc.

About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK is the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

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About UTEK-EKMS, Inc.

UTEK-EKMS is a leading company in the field of strategic intellectual property (IP) management, helping companies realize the full commercial value of their patents and technologies. Its main areas of expertise include technology and patent evaluation, patent portfolio management, patent landscape mapping and licensing. For more information about UTEK-EKMS, please visit its website at www.ekms.com.

About Metrics Group

Metrics Group is a research firm that specializes in patent mining, mapping, and analytics. Using an exclusive combination of in-house software tools, Metrics Group produces a range of standard and custom research reports. Metrics Group reports assist companies with Patent Licensing, Mergers & Acquisitions, Investment Research, R&D Planning and Competitive Insight. For more information about Metrics Group, please visit its website at www.metricsgroup.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or EKMS “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s or EKMS’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or EKMS, as appropriate, and the market valuation of stock, which could cause actual results to differ materially from those currently anticipated. Although UTEK and EKMS believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and EKMS do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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